EXHIBIT 99.1

News Release

Media Contacts:
Telkonet Investor Relations, 240.912.1811, ir@telkonet.com
Garrett Axford, Georgina Garrett / Simon Jones, 866.940.9987, +44.1903.854900, mail@garrett-axford.co.uk

For Immediate Release

Telkonet Announces 2009 First Quarter Results

May 14, 2009: Germantown, MD – Telkonet, Inc. (NYSE Amex: TKO), a Clean Technology company that develops and manufactures proprietary energy management and SmartGrid networking technology, announced today first quarter results for the period ended March 31, 2009. The results of operations include the operations of the Company’s subsidiary MSTI Holdings, Inc. (OTCBB: MSHIE) or “MST”.

For the 2009 first quarter, Telkonet, Inc. had revenue of $3.9 million, a decrease of 21% compared to $5.0 million in the 2008 first quarter. The Company’s first quarter results for 2009 were impacted by the challenges of the current economic environment, which significantly impacted Telkonet’s largest target market, the Hospitality segment. Excluding revenue from its MST subsidiary, Telkonet’s revenues decreased by 29% to $2.9 million compared to $4.0 million for the quarter ended March 31, 2008.

Telkonet, Inc. reported gross margins of 43% for the first quarter of 2009 compared to the prior year period of 23%, and 35% in the fourth quarter of 2008. Excluding gross margins from MST, Telkonet reported gross margins of 52% for the first quarter of 2009 compared to the prior year period of 28%, and 46% in the fourth quarter of 2008.

Selling, general and administrative expenses were $2.2 million, compared to $3.6 million in the 2008 first quarter. Excluding expenses from its MST subsidiary, Telkonet’s selling, general and administrative expenses were $1.6 million in the 2009 first quarter, compared to $2.5 million in the 2008 first quarter.

Telkonet, Inc. reported a first quarter of 2009 net loss of $(1.1) million, or $(0.01) per share, compared to a net loss of $(5.1) million or $(0.07) per share in the 2008 first quarter. Telkonet (excluding the results of MST) had a negative adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Stock-Based Compensation), a non-GAAP measure, in the first quarter of 2009 of $(0.4) million compared to a negative adjusted EBITDA of $(2.0) million in the 2008 first quarter.

“Our financial results for the first quarter reflect the challenges that we have faced during this global economic downturn, but we remain focused on the goal of cash flow profitability over the remainder of 2009," said Jason Tienor, Chief Executive Officer of Telkonet, Inc. “In particular, we have seen some of our core customers reduce or delay their capital investments in an attempt to weather this economy. Other customers have been affected by the delayed availability of “green” funding through programs that target energy conservation. However, we have begun to see an increase in demand for our Telkonet SmartEnergy™ products over the past several months. With the availability of new funding, combined with the emerging federal and state “green” initiatives, businesses are looking to invest in products that promote energy efficiency and deliver significant cost savings providing a rapid return on their investment. We believe that with our current business opportunities, we are still on target to achieve cash flow profitability this year, and we remain focused on increasing our sales pipeline to enable us to achieve our long-term goals of sustainable growth and shareholder value.”

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Conference Call
The Company will hold a conference call tomorrow, Friday, May 15 at 8:30 a.m. Eastern Time to discuss these results. Interested parties should dial 888-596-2581 (domestically) or 913-312-1486 (internationally). Please use 5441347 as the conference confirmation number. There will be a replay of the call available until June 14, 2009. The replay is available by dialing 888-203-1112 (domestically) or 719-457-0820 (internationally). Please use passcode 5441347.

NON-GAAP Financial Measures
To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Telkonet, Inc. attached to this news release and will post to the company’s investor relations web site (www.telkonet.com) any reconciliations of differences between non-GAAP financial information that may be required in connection with issuing the company’s financial results.

The Company, as is common in its industry, uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide. Since an outside investor may base its evaluation of the Company’s performance based on the Company’s net loss not its cash flows, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net loss, loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principals generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expense. In assessing the overall health of its business during the quarter ended March 31, 2009 and 2008, the Company excluded items in the following general categories, each of which are described below:

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Loss on Sale of Investment. In February 2009 the Company completed the sale of its investment in a publicly-traded company and recorded a $29,371 loss on the sale of the investment in the consolidated statement of operations for the quarter ended March 31, 2009. The Company considers this an investment transaction, and it is not an indication of operating performance. Therefore the Company does not consider the inclusion of our sale of this investment helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

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Gain on Derivative Liability. During the quarter ended March 31, 2009, the Company recorded a non-cash gain on the derivative liability of $263,701 in connection with the sale of the Convertible Debentures in May and July 2008. These Debentures have embedded derivatives and the accounting treatment of derivative financial instruments requires that the Company record all derivatives and related warrants, and classify all other non-employee stock options and warrants as derivative liabilities and mark them to market at each reporting date. The fair value of such derivatives that were reclassified as liabilities from additional paid-in capital for the quarter ended March 31, 2009 totaled $2,395,348. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

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Other Expense. In the first quarter of 2008, the Company recorded a non-recurring non-cash expense of $1,598,203 in connection with an amendment to 3,380,000 stock purchase warrants held by private placement investors which reduced the exercise price under such warrants from $4.17 per share to $0.6978258 per share. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

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Stock-Based Compensation. The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, the Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

(1)	GAAP stands for Generally Accepted Accounting Principles.

About Telkonet
Telkonet provides integrated, centrally-managed energy management and SmartGrid networking solutions that improve energy efficiency and reduce the demand for new energy generation. The company’s energy management systems, aimed at the hospitality, commercial, government, healthcare and education markets, are dynamically lowering HVAC costs in over 140,000 rooms, and are an integral part of various utilities’ green energy efficiency and rebate programs.

Primarily targeting SmartGrid and utility applications, Telkonet’s patented powerline communications (PLC) platform delivers cost-effective, robust networking, with real-time online monitoring and maintenance capabilities, increasing the reliability and energy efficiency across the entire utility grid. www.telkonet.com.

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All company, brand or product names are registered trademarks or trademarks of their respective holders.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).

TELKONET, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (Telkonet Segment)
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(Unaudited)

	For The Three Months Ended March 31,
	2009	2008
Net (loss), as reported	$(1,107,702)	$(5,121,031)
Net loss attributed to MSTI segment	512,297	867,421
Net loss attributed to Telkonet segment	(595,405)	(4,253,610)

Interest (income) expense, net	268,816	196,972
Depreciation and amortization	86,834	107,577
EBITDA attributed to Telkonet segment	(239,755)	(3,949,061)
Adjustments:
Loss on sale of investment	29,371	-
Gain on derivative liability	(263,701)	-
Other expense	-	1,598,203
Stock based compensation	93,810	303,698
Adjusted EBITDA	$(380,275)	$(2,047,160)

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TELKONET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended
	March 31,
Revenues, net:	2009	2008
Product	$2,078,978	$3,374,826
Recurring	1,854,942	1,584,195
Total Revenue	3,933,920	4,959,021

Cost of Sales:
Product	1,161,393	2,551,939
Recurring	1,063,472	1,290,264
Total Cost of Sales	2,224,865	3,842,203

Gross Profit	1,709,055	1,116,818

Operating Expenses:
Research and Development	275,962	665,122
Selling, General and Administrative	2,175,483	3,585,510
Stock Based Compensation	93,810	303,698
Stock Based Compensation of Subsidiary	99,847	133,301
Depreciation and Amortization	232,512	256,284
Total Operating Expenses	2,877,614	4,943,915

Loss from Operations	(1,168,559)	(3,827,097)

Other Income (Expenses):
Financing Expense, net	(608,121)	(2,074,322)
Gain on Derivative Liability	263,701	-
(Loss) on Sale of Investments	(29,371)	-
Other Income	-	270,950
Total Other Income (Expenses)	(373,791)	(1,803,372)

Loss Before Provision for Income Taxes	(1,542,350)	(5,630,469)
Provision for Income Tax	-	-

Net loss	(1,542,350)	(5,630,469)
Loss attributable to the noncontrolling interest	434,648	509,438

Net loss attributable to common shareholders	$(1,107,702)	$(5,121,031)

Loss per share attributable to common shareholders (basic and assuming dilution)	$(0.01)	$(0.07)

Weighted average common shares outstanding	90,325,734	71,848,016

Comprehensive Loss:
Net Loss attributable to common shareholders	$(1,107,702)	$(5,121,031)
Unrealized gain (loss) on investment	32,750	(538,967)

Comprehensive Loss attributable to common shareholders	$(1,074,952)	$(5,659,998)

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